   As filed with the Securities and Exchange Commission on October 26, 2001


                                                      Registration No. 333-71280

===============================================================================

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--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               -----------------

                         Pre-Effective Amendment No. 1


                                      to

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               -----------------
                                VERISIGN, INC.
            (Exact name of Registrant as specified in its charter)

                               -----------------

         Delaware                    7371                   94-3221585
      (State or other          (Primary standard         (I.R.S. employer
      jurisdiction of             industrial            identification no.)
     incorporation or         classification code
       organization)                number)

                                VeriSign, Inc.
                           487 East Middlefield Road
                        Mountain View, California 94043
                                (650) 961-7500
  (Address and telephone number of Registrant's principal executive offices)
                               -----------------
                              Stratton D. Sclavos
                     President and Chief Executive Officer
                                VERISIGN, INC.
                           487 East Middlefield Road
                        Mountain View, California 94043
                                (650) 961-7500
           (Name, address and telephone number of agent for service)
                               -----------------
                                  Copies to:

        Jeffrey R. Vetter, Esq.                   James M. Ash, Esq.
        Douglas N. Cogen, Esq.                   Shari L. Wright, Esq.
      Andrew J. Schultheis, Esq.          BLACKWELL SANDERS PEPER MARTIN, LLP
      Patricio E. Garavito, Esq.                  Two Pershing Square
          FENWICK & WEST LLP                       2300 Main Street
         Two Palo Alto Square                         Suite 1000
      Palo Alto, California 94306             Kansas City, Missouri 64108
            (650) 494-0600                          (816) 983-8100

                               -----------------

   Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein (the "Merger").
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_] __________
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
                               -----------------
                        CALCULATION OF REGISTRATION FEE




-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
   Title of each class of        Proposed maximum         Proposed maximum         Proposed maximum        Amount of
 securities to be registered  amount to be registered offering price per share aggregate offering price registration fee
-------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value       33,982,073             Not applicable         $1,551,117,185(1)       $387,780(2)
-------------------------------------------------------------------------------------------------------------------------
Common stock, $0.01 par value         27,546               Not applicable           $1,390,956(3)            $348
-------------------------------------------------------------------------------------------------------------------------
Total........................      34,009,619(4)           Not applicable          $1,552,508,141          $388,128
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act, based on (a) $42.45, the average of the high and low per share prices of Illuminet common stock on the Nasdaq National Market on October 5, 2001, multiplied by (b) 36,539,863, the number of shares covered under the Registration Statement filed on October 10, 2001.


(2) Previously paid.


(3) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act, based on (a) $46.96, the average of the high and low per share prices of Illuminet common stock on the Nasdaq National Market on October 25, 2001, multiplied by (b) 29,620, additional shares covered by Amendment No. 1 to this Registration Statement.


(4) Based upon the maximum number of shares of the Registrant's common stock, par value $0.001 per share, that may be issued in connection with the Merger, calculated as the product of (a) 36,569,483, the aggregate number of shares of common stock, par value $0.01 per share, of Illuminet Holdings, Inc. ("Illuminet common stock") outstanding and shares of Illuminet common stock underlying all outstanding options to purchase common stock of Illuminet, whether or not exercised before consummation of the Merger, based upon the number of shares and options outstanding as of October 25, 2001 and (b) an exchange ratio of 0.93 shares of the Registrant's common stock for each share of Illuminet common stock.


                               -----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.


===============================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   This amendment is being filed solely to file exhibits previously omitted. No changes have been made to Part I of the Registration Statement. Accordingly, it has been omitted.


                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

   As permitted by the Delaware General Corporation Law, the Registrant's Third Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders;
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or (iv) for any transaction from which the director derived an improper personal benefit.

   As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws provide that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;
(ii) the Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its Certificate of Incorporation, its Amended and Restated Bylaws, or agreement; (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive.

   The Registrant has entered into Indemnification Agreements with each of its current directors and certain of its executive officers and intends to enter into such Indemnification Agreements with each of its other executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

   The Registrant has obtained directors' and officers' liability insurance with an annual aggregate coverage limit of $200 million.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (A) Exhibits


                                                              Incorporated by Reference
Exhibit                                                       -------------------------  Filed   Previously
Number                   Exhibit Description                  Form       Date    Number Herewith   Filed
------  ----------------------------------------------------- ----      -------  ------ -------- ----------
  2.01  Agreement and Plan of Merger between VeriSign and
          Illuminet dated September 23, 2001 (contained in
          Annex A to the prospectus/proxy statement that is
          part of this registration statement)                                                       X

  3.01  Third Amended and Restated Certificate of
          Incorporation of the Registrant                     S-1      1/29/98    3.02

  3.02  Amendment to Third Amended and Restated
          Certificate of Incorporation of the Registrant      S-8      7/15/99    4.03

  3.03  Amended and Restated Bylaws of the Registrant         S-1      1/29/98    3.04

  4.01  Voting Agreement dated as of March 6, 2000 among
          the Registrant and the parties indicated therein    8-K       3/8/00     9.1

  4.02  Registration Rights Agreement dated as of March 6,
          2000 among the Registrant and the parties indicated
          therein                                             8-K       3/8/00    99.1

  4.03  Stock Option Agreement between VeriSign and
          Illuminet dated September 23, 2001 (contained in
          Annex B to the prospectus/proxy statement that is
          part of this registration statement)                                                       X

  4.04  Form of Voting Agreement dated as of September 23,
          2001 among the Registrant and the parties indicated
          therein (contained in Annex C to the prospectus/
          proxy statement that is part of this registration
          statement)                                                                                 X

  5.01  Opinion of Fenwick & West LLP                                                      X

 23.01  Consent of Deloitte & Touche LLP, independent
          auditors                                                                                   X

 23.02  Consent of Ernst & Young LLP, independent auditors                                           X

 23.03  Consent of KPMG LLP                                                                          X

 23.04  Consent of PricewaterhouseCoopers LLP, independent
          accountants                                                                                X

 23.05  Consent of Robertson Stephens, Inc.                                                          X

 23.06  Consent of Fenwick & West LLP (included in
          exhibit 5.01)                                                                    X

 99.01  Form of Proxy of Illuminet Holdings, Inc.                                          X


   (B) Financial Statement Schedules

   The information required to be set forth herein is incorporated by reference to VeriSign's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities Exchange Commission on March 28, 2001.

ITEM 22. UNDERTAKINGS

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement originally filed on October 10, 2001 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 26th day of October 2001.


                                          VERISIGN, INC.

                                          By:    /s/ STRATTON D. SCLAVOS
                                             __________________________________
                                          Stratton D. Sclavos,
                                          President and Chief Executive Officer




   In accordance with the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 26th day of October 2001.



                Signature                          Title
                ---------                          -----

         /S/ STRATTON D. SCLAVOS    President, Chief Executive Officer
       ----------------------------   and Director
           Stratton D. Sclavos

             /s/ DANA L. EVAN       Executive Vice President of Finance
       ----------------------------   and Administration and Chief
               Dana L. Evan           Financial Officer

                    *               Chairman of the Board
       ----------------------------
              D. James Bidzos

                    *               Director
       ----------------------------
            William Chenevich

                    *               Director
       ----------------------------
             Kevin R. Compton

                    *               Director
       ----------------------------
              David J. Cowan

                    *               Director
       ----------------------------
             Scott G. Kriens

                    *               Director
       ----------------------------
                Greg Reyes

                    *               Director
       ----------------------------
            Timothy Tomlinson

       *By: /s/ STRATTON D. SCLAVOS
       ----------------------------
           Stratton D. Sclavos,
             Attorney-in-Fact

                                 EXHIBIT INDEX


        Exhibit
        Number   Exhibit Description
        ------   -------------------

          5.01   Opinion of Fenwick & West LLP

         23.06   Consent of Fenwick & West LLP (included in Exhibit 5.01)

         99.01   Form of Proxy of Illuminet Holdings, Inc.